Exhibit 10.9

CONDITIONAL PAYMENT GUARANTY

THIS CONDITIONAL PAYMENT GUARANTY ("Guaranty") made as of February 8, 2006, by HERSHA HOSPITALITY LIMITED PARTNERSHIP, a Virginia limited partnership and MYSTIC HOTEL INVESTORS, LLC, a Delaware limited liability company (collectively, "Guarantors"), to and for the benefit of MERRILL LYNCH CAPITAL, a Division of Merrill Lynch Business Financial Services Inc., a Delaware corporation, its successors and assigns ("Lender").

R E C I T A L S

A.   On or about the September 30, 2005, 315 Trumbull Street Associates, LLC, a Connecticut limited liability company ("Borrower") and Lender entered into that certain Loan Agreement ("Loan Agreement") whereby Lender agreed to make a first mortgage loan (the "Loan") available to Borrower in the maximum aggregate amount up to Twenty-Seven Million and No/100ths Dollars ($27,000,000.00), for, among other things, the refinance of the Hartford Hilton Hotel located in Hartford, Connecticut (the "Project"). Capitalized terms used and not otherwise defined herein shall have the meanings given to them in the Loan Agreement.

B.   In connection with the Loan, Borrower executed and delivered a certain Promissory Note (the "Note") in favor of Lender of even date herewith in the maximum principal amount of the Loan, payment of which is secured by (i) a certain Open-End Mortgage Deed, Assignment of Leases and Rents, Security Agreement and Fixture Filing of even date herewith made by Borrower in favor of Lender (the "Mortgage") against the Project, and (ii) the other Loan Documents.

C.   In connection with the Loan, Mystic Partners, LLC, a Delaware limited liability company ("Mystic") executed that certain Conditional Payment Guaranty dated September 30, 2005, in favor of Lender (the "Hilton Guaranty"), pursuant to which Mystic conditionally guaranteed the repayment of the Loan.

D.   Concurrently herewith, Lender and Mystic have entered into a certain Amended and Restated Payment Guaranty (the "Amended and Restated Hilton Guaranty"), pursuant to which the Hilton Guaranty has been amended and restated in its entirety.

E.   Concurrently herewith, Lender and Adriaen's Landing Hotel, LLC ("Marriott Borrower"), an affiliate of Borrower, have entered into a certain Loan Agreement pursuant to which Lender has agreed to make a Loan (the "Marriott Loan") available to Marriott Borrower in the maximum aggregate amount of up to Fifty Million and No/100ths Dollars ($50,000,000.00).

F.   Guarantors collectively own one hundred percent (100%) of the membership interests in Mystic.

G.   Mystic owns not less than eighty-five percent (85%) of the ownership interests in Borrower and Marriott Borrower.

H.   Guarantors will derive material financial benefit from the Loan and the Marriott Loan.

I.     Lender has relied on the statements and agreements contained herein in agreeing to enter into the Amended and Restated Hilton Guaranty and make the Marriott Loan. The execution and delivery of this Guaranty by Guarantors is a condition precedent to the execution of the Amended and Restated Hilton Guaranty by Lender and the making of the Marriott Loan.

AGREEMENTS

NOW, THEREFORE, intending to be legally bound, Guarantors, in consideration of the matters described in the foregoing Recitals, which Recitals are incorporated herein and made a part hereof, and for other good and valuable consideration the receipt and sufficiency of which are acknowledged, hereby covenants and agrees for the benefit of Lender and its successors, indorsees, transferees, participants and assigns as follows:

1.     Guarantors absolutely, unconditionally and irrevocably guarantee:

(a)    the full and prompt payment of the principal of and interest on the Note when due, whether at stated maturity, upon acceleration or otherwise, and at all times thereafter, and the full and prompt payment of all sums which may now be or may hereafter become due and owing under the Note, the Loan Agreement and the other Loan Documents;

(b)    the prompt, full and complete performance of all of Borrower's obligations under each and every covenant contained in the Loan Documents; and

(c)    the full and prompt payment of any Enforcement Costs (as hereinafter defined in Section 7 hereof);

All amounts due, debts, liabilities and payment obligations described in subsections (a) and (b) of this Section 1 shall be hereinafter collectively referred to as the "Indebtedness." Notwithstanding any provisions hereof to the contrary, the obligations and liabilities of Guarantors under this Guaranty are contingent upon the occurrence and continuation of a Condition Subsequent and, therefore, this Guaranty will only be effective and enforceable if a Condition Subsequent occurs. For purposes hereof, "Condition Subsequent" means if at any time and for any and all periods during which the net worth of Mystic Partners, LLC (calculated based on the undepreciated historical costs of the assets of Mystic Partners, LLC, as set forth on Schedule II to the Loan Agreement) is less than Fifty Million and No/100ths Dollars ($50,000,000.00). Notwithstanding anything contained in this Guaranty to the contrary, if (i) a Condition Subsequent occurs or is in existence at any time on or after the date on which Lender has accelerated the Loan in accordance with the Loan Agreement or (ii) Lender has commenced enforcement of this Guaranty, Lender shall at all times thereafter be entitled to enforce all of its rights and remedies hereunder.

2.   In the event of any default by Borrower in the payment of the Indebtedness, after the expiration of any applicable cure or grace period, Guarantors agree, on demand by Lender or any holder of the Note (which demand may be made concurrently with notice to Borrower that Borrower is in default of its obligations), to pay the Indebtedness regardless of any defense, right of set-off or claims which Borrower or Guarantors may have against Lender or the holder of the Note.

          All of the remedies set forth herein and/or provided for in any of the other Loan Documents or at law or equity shall be equally available to Lender, and the choice by Lender of one such alternative over another shall not be subject to question or challenge by Guarantors or any other person, nor shall any such choice be asserted as a defense, setoff, or failure to mitigate damages in any action, proceeding, or counteraction by Lender to recover or seeking any other remedy under this Guaranty, nor shall such choice preclude Lender from subsequently electing to exercise a different remedy. The parties have agreed to the alternative remedies provided herein in part because they recognize that the choice of remedies in the event of a default hereunder will necessarily be and should properly be a matter of good faith business judgment, which the passage of time and events may or may not prove to have been the best choice to maximize recovery by Lender at the lowest cost to Borrower and/or Guarantor. It is the intention of the parties that such good faith choice by Lender be given conclusive effect regardless of such subsequent developments.

3.   Guarantors do hereby (a) waive notice of acceptance of this Guaranty by Lender and any and all notices and demands of every kind which may be required to be given by any statute, rule or law, (b) agree to refrain from asserting, until after repayment in full of the Loan, any defense, right of set-off or other claim which Guarantors may have against Borrower, (c) waive any defense, right of set-off or other claim which Guarantors or Borrower may have against Lender or the holder of the Note, (d) waive any and all rights Guarantors may have under any anti-deficiency statute or other similar protections, (e) waive all rights at law or in equity to seek subrogation, contribution, indemnification or any other form of reimbursement or repayment from Borrower or any other person or entity now or hereafter primarily or secondarily liable for any of the Indebtedness until the Indebtedness has been satisfied in full, (f) waive presentment for payment, demand for payment, notice of nonpayment or dishonor, protest and notice of protest, diligence in collection and any and all formalities which otherwise might be legally required to charge Guarantors with liability, and (f) waive any failure by Lender to inform Guarantors of any facts Lender may now or hereafter know about Borrower, the Project, the Loan, or the transactions contemplated by the Loan Agreement, it being understood and agreed that Lender has no duty so to inform and that Guarantors are fully responsible for being and remaining informed by Borrower of all circumstances bearing on the risk of nonperformance of Borrower's obligations. Credit may be granted or continued from time to time by Lender to Borrower without notice to or authorization from Guarantors, regardless of the financial or other condition of Borrower at the time of any such grant or continuation. Lender shall have no obligation to disclose or discuss with Guarantors its assessment of the financial condition of Borrower. Guarantors acknowledge that no representations of any kind whatsoever have been made by Lender. No modification or waiver of any of the provisions of this Guaranty shall be binding upon Lender except as expressly set forth in a writing duly signed and delivered by Lender.

4.   Guarantors further agree that Guarantors' liability as guarantors shall not be impaired or affected by any renewals or extensions which may be made from time to time, with or without the knowledge or consent of Guarantors of the time for payment of interest or principal under the Note or by any forbearance or delay in collecting interest or principal under the Note, or by any waiver by Lender under the Loan Agreement, Mortgage or any other Loan Documents, or by Lender's failure or election not to pursue any other remedies it may have against Borrower or Guarantors, or by any change or modification in the Note, Loan Agreement, Mortgage or any other Loan Document, or by the acceptance by Lender of any additional security or any increase, substitution or change therein, or by the release by Lender of any security or any withdrawal thereof or decrease therein, or by the application of payments received from any source to the payment of any obligation other than the Indebtedness even though Lender might lawfully have elected to apply such payments to any part or all of the Indebtedness, it being the intent hereof that, subject to Lender's compliance with the terms of this Guaranty, Guarantors shall remain liable for the payment of the Indebtedness, until the Indebtedness has been paid in full, notwithstanding any act or thing which might otherwise operate as a legal or equitable discharge of a surety. Guarantors further understand and agree that Lender may at any time enter into agreements with Borrower to amend and modify the Note, Loan Agreement, Mortgage or other Loan Documents, and may waive or release any provision or provisions of the Note, Loan Agreement, Mortgage and other Loan Documents or any thereof, and, with reference to such instruments, may make and enter into any such agreement or agreements as Lender and Borrower may deem proper and desirable, without in any manner impairing or affecting this Guaranty or any of Lender's rights hereunder or Guarantors' obligations hereunder.

5.   This is an absolute, present and continuing guaranty of payment and not of collection. Guarantors agree that this Guaranty may be enforced by Lender without the necessity at any time of resorting to or exhausting any other security or collateral given in connection herewith or with the Note, Loan Agreement, Mortgage or any of the other Loan Documents through foreclosure or sale proceedings, as the case may be, under the Mortgage or otherwise, or resorting to any other guaranties, and Guarantors hereby waive any right to require Lender to join Borrower in any action brought hereunder or to commence any action against or obtain any judgment against Borrower or to pursue any other remedy or enforce any other right. Guarantors further agree that nothing contained herein or otherwise shall prevent Lender from pursuing concurrently or successively all rights and remedies available to it at law and/or in equity or under the Note, Loan Agreement, Mortgage or any other Loan Documents, and the exercise of any of its rights or the completion of any of its remedies shall not constitute a discharge of Guarantors' obligations hereunder, it being the purpose and intent of Guarantors that the obligations of Guarantors hereunder shall be absolute, independent and unconditional under any and all circumstances whatsoever. None of Guarantors' obligations under this Guaranty or any remedy for the enforcement thereof shall be impaired, modified, changed or released in any manner whatsoever by any impairment, modification, change, release or limitation of the liability of Borrower under the Note, Loan Agreement, Mortgage or other Loan Documents or by reason of the bankruptcy of Borrower or by reason of any creditor or bankruptcy proceeding instituted by or against Borrower. This Guaranty shall continue to be effective or be reinstated (as the case may be) if at any time payment of all or any part of any sum payable pursuant to the Note, Loan Agreement, Mortgage or any other Loan Document is rescinded or otherwise required to be returned by Lender upon the insolvency, bankruptcy, dissolution, liquidation, or reorganization of Borrower, or upon or as a result of the appointment of a receiver, intervenor, custodian or conservator of or trustee or similar officer for, Borrower or any substantial part of its property, or otherwise, all as though such payment to Lender had not been made, regardless of whether Lender contested the order requiring the return of such payment. In the event of the foreclosure of the Mortgage and of a deficiency, Guarantors hereby promise and agree forthwith to pay the amount of such deficiency notwithstanding the fact that recovery of said deficiency against Borrower would not be allowed by applicable law; however, the foregoing shall not be deemed to require that Lender institute foreclosure proceedings or otherwise resort to or exhaust any other collateral or security prior to or concurrently with enforcing this Guaranty.

6.   In the event Lender or any holder of the Note shall assign the Note in whole or part to any lender or other entity in accordance with the Loan Agreement, Guarantors will accord full recognition thereto and agree that all rights and remedies of Lender or such holder hereunder shall be enforceable against Guarantors by such lender or other entity with the same force and effect and to the same extent as would have been enforceable by Lender or such holder but for such assignment.

7.   If: (a) this Guaranty is placed in the hands of an attorney for collection or is collected through any legal proceeding; (b) an attorney is retained to represent Lender in any bankruptcy, reorganization, receivership, or other proceedings affecting creditors' rights and involving a claim under this Guaranty; (c) an attorney is retained to provide advice or other representation with respect to this Guaranty; or (d) an attorney is retained to represent Lender in any proceedings whatsoever in connection with this Guaranty and Lender prevails in any such proceedings, then Guarantors shall pay to Lender upon demand all attorney's fees, costs and expenses incurred in connection therewith (all of which are referred to herein as "Enforcement Costs"), in addition to all other amounts due hereunder, regardless of whether all or a portion of such Enforcement Costs are incurred in a single proceeding brought to enforce this Guaranty as well as the other Loan Documents.

8.   The parties hereto intend and believe that each provision in this Guaranty comports with all applicable local, state and federal laws and judicial decisions. However, if any provision or provisions, or if any portion of any provision or provisions, in this Guaranty is found by a court of law to be in violation of any applicable local, state or federal ordinance, statute, law, administrative or judicial decision, or public policy, and if such court should declare such portion, provision or provisions of this Guaranty to be illegal, invalid, unlawful, void or unenforceable as written, then it is the intent of all parties hereto that such portion, provision or provisions shall be given force to the fullest possible extent that they are legal, valid and enforceable, that the remainder of this Guaranty shall be construed as if such illegal, invalid, unlawful, void or unenforceable portion, provision or provisions were not contained therein, and that the rights, obligations and interest of Lender or the holder of the Note under the remainder of this Guaranty shall continue in full force and effect.

9.   TO THE GREATEST EXTENT PERMITTED BY LAW, GUARANTORS HEREBY WAIVE ANY AND ALL RIGHTS TO REQUIRE MARSHALLING OF ASSETS BY LENDER. WITH RESPECT TO ANY SUIT, ACTION OR PROCEEDINGS RELATING TO THIS GUARANTY (EACH, A "PROCEEDING"), LENDER (BY ITS ACCEPTANCE HEREOF) AND GUARANTORS IRREVOCABLY (A) SUBMIT TO THE NON-EXCLUSIVE JURISDICTION OF THE STATE AND FEDERAL COURTS HAVING JURISDICTION IN THE CITY OF CHICAGO, COUNTY OF COOK AND STATE OF ILLINOIS, AND (B) WAIVE ANY OBJECTION WHICH IT MAY HAVE AT ANY TIME TO THE LAYING OF VENUE OF ANY PROCEEDING BROUGHT IN ANY SUCH COURT, WAIVE ANY CLAIM THAT ANY PROCEEDING HAS BEEN BROUGHT IN AN INCONVENIENT FORUM AND FURTHER WAIVE THE RIGHT TO OBJECT, WITH RESPECT TO SUCH PROCEEDING, THAT SUCH COURT DOES NOT HAVE JURISDICTION OVER SUCH PARTY. NOTHING IN THIS GUARANTY SHALL PRECLUDE LENDER FROM BRINGING A PROCEEDING IN ANY OTHER JURISDICTION NOR WILL THE BRINGING OF A PROCEEDING IN ANY ONE OR MORE JURISDICTIONS PRECLUDE THE BRINGING OF A PROCEEDING IN ANY OTHER JURISDICTION. LENDER AND GUARANTORS FURTHER AGREE AND CONSENT THAT, IN ADDITION TO ANY METHODS OF SERVICE OF PROCESS PROVIDED FOR UNDER APPLICABLE LAW, ALL SERVICE OF PROCESS IN ANY PROCEEDING IN ANY ILLINOIS STATE OR UNITED STATES COURT SITTING IN THE CITY OF CHICAGO AND COUNTY OF COOK MAY BE MADE BY CERTIFIED OR REGISTERED MAIL, RETURN RECEIPT REQUESTED, DIRECTED TO THE APPLICABLE PARTY AT THE ADDRESS INDICATED BELOW, AND SERVICE SO MADE SHALL BE COMPLETE UPON RECEIPT; EXCEPT THAT IF SUCH PARTY SHALL REFUSE TO ACCEPT DELIVERY, SERVICE SHALL BE DEEMED COMPLETE FIVE (5) DAYS AFTER THE SAME SHALL HAVE BEEN SO MAILED.

10.   Any indebtedness of Borrower to Guarantors now or hereafter existing is hereby subordinated to the payment of the Indebtedness. Guarantors agree that, until the entire Indebtedness has been paid in full, Guarantors will not seek, accept, or retain for its own account, any payment from Borrower on account of such subordinated debt. Any payments to Guarantors on account of such subordinated debt shall be collected and received by Guarantors in trust for Lender and shall be paid over to Lender on account of the Indebtedness without impairing or releasing the obligations of Guarantors hereunder.

11.   Any amounts received by Lender from any source on account of the Loan may be utilized by Lender for the payment of the Indebtedness and any other obligations of Borrower to Lender in such order as Lender may from time to time elect. Additionally, if the indebtedness guaranteed hereby is less than the full indebtedness evidenced by the Note, all rents, proceeds and avails of the Project, including proceeds of realization of Lender's collateral, shall be deemed applied on the indebtedness of Borrower to Lender that is not guaranteed by Guarantors until such unguaranteed indebtedness of Borrower to Lender has been fully repaid before being applied upon the indebtedness guaranteed by Guarantors.

12.   GUARANTORS AND LENDER (BY ITS ACCEPTANCE HEREOF) EACH KNOWINGLY, VOLUNTARILY AND INTENTIONALLY WAIVE ANY RIGHT TO A TRIAL BY JURY IN ANY CLAIM, CONTROVERSY, DISPUTE, ACTION OR PROCEEDING ARISING OUT OF OR RELATED TO THIS GUARANTY AND THE OTHER LOAN DOCUMENTS (INCLUDING WITHOUT LIMITATION ANY ACTIONS OR PROCEEDINGS FOR ENFORCEMENT OF THE LOAN DOCUMENTS) AND AGREE THAT ANY SUCH ACTION OR PROCEEDING SHALL BE TRIED BEFORE A COURT AND NOT BEFORE A JURY. GUARANTORS AND LENDER ACKNOWLEDGE THAT THIS WAIVER IS A MATERIAL INDUCEMENT TO ENTER INTO A BUSINESS RELATIONSHIP, THAT EACH OF THEM HAS RELIED ON THIS WAIVER IN ENTERING INTO THIS GUARANTY AND THE OTHER LOAN DOCUMENTS AND THAT EACH OF THEM WILL CONTINUE TO RELY ON THIS WAIVER IN THEIR RELATED FUTURE DEALINGS. GUARANTORS AND LENDER EACH WARRANT AND REPRESENT THAT EACH HAS HAD THE OPPORTUNITY OF REVIEWING THIS JURY WAIVER WITH LEGAL COUNSEL, AND THAT EACH KNOWINGLY AND VOLUNTARILY WAIVES ITS JURY TRIAL RIGHTS.

13.   Any notice, demand, request or other communication which any party hereto may be required or may desire to give hereunder shall be in writing and shall be deemed to have been properly given (a) if hand delivered, when delivered; (b) if mailed by United States Certified Mail (postage prepaid, return receipt requested), three (3) Business Days after mailing (c) if by any reliable overnight courier service, on the next Business Day after delivered to such courier service or (d) if by telecopier on the day of transmission, if before 3:00 p.m. (Chicago Time) on a Business Day so long as copy is sent on the same day by overnight courier as set forth below:

Guarantors:	Hersha Hospitality Limited Partnership
510 Walnut Street, 9th Floor
Philadelphia, Pennsylvania 19106
	Attention:	Chief Financial Officer
	Telephone:	215-238-1046
	Facsimile:	215-238-0157

Mystic Hotel Investors, LLC
914 Hartford Turnpike
P.O. Box 715
Waterford, CT 06385
	Telephone:	860-442-4559
	Facsimile:	860-437-7752

Lender:	Merrill Lynch Capital, a Division of
Merrill Lynch Business Financial Services Inc.
222 N. LaSalle Street - 16th Floor
Chicago, IL 60601
	Attention:	National Portfolio Manager - Real Estate
	Telephone:	312-499-3812
	Facsimile:	312-499-3026

With a copy to:	Merrill Lynch Capital, a Division of
Merrill Lynch Business Financial Services Inc.
222 N. LaSalle Street - 16th Floor
Chicago, IL 60601
	Attention:	Real Estate Legal
	Telephone:	312-499-3140
	Facsimile:	312-499-3026

With a copy to:	Goldberg, Kohn, Bell, Black,
Rosenbloom & Moritz, Ltd.
55 East Monroe Street, Suite 3700
Chicago, IL 60603
Attention: James B. Rosenbloom, Esq.
	Telephone:	312-201-3925
	Facsimile:	312-332-2196

or at such other address as the party to be served with notice may have furnished in writing to the party seeking or desiring to serve notice as a place for the service of notice. Any notice or demand delivered to the person or entity named above to accept notices and demands for such party shall constitute notice or demand duly delivered to such party, even if delivery is refused.

14.   To induce Lender to make the Loan, Guarantors make the following representations and warranties to Lender set forth in this Section. Guarantors acknowledge that but for the truth and accuracy of the matters covered by the following representations and warranties, Lender would not have agreed to make the Loan.

(a)    Guarantors are duly formed, validly existing, and in good standing in its state of organization and has qualified to do business and is in good standing in any state in which it is necessary in the conduct of its business.

(b)    Guarantors maintain an office at the address set forth for such party in Section 13.

(c)    Any and all balance sheets, net worth statements, and other financial data with respect to Guarantors which have heretofore been given to Lender by or on behalf of Guarantors fairly and accurately present the financial condition of Guarantors as of the respective dates thereof.

(d)    The execution, delivery, and performance by Guarantors of this Guaranty does not and will not violate (i) any Laws, order, rule, regulation, writ, injunction or decree now in effect of any Government Authority, or court having jurisdiction over Guarantors, (ii) any contractual restriction binding on or affecting Guarantors or Guarantors' property or assets which may adversely affect Guarantors' ability to fulfill its obligations under this Guaranty, (iii) the instruments creating any trust holding title to any assets included in Guarantors' financial statements, or (iv) the organizational or other documents of Guarantors.

(e)    To the Guarantors' knowledge, this Guaranty creates legal, valid, and binding obligations of Guarantors enforceable in accordance with its terms subject to bankruptcy and general equity principles.

(f)     Except as disclosed in writing to Lender, there is no action, proceeding, or investigation pending or, to the knowledge of Guarantors, threatened or affecting Guarantors, which may adversely affect Guarantors' ability to fulfill its obligations under this Guaranty. There are no judgments or orders for the payment of money rendered against Guarantors for an amount in excess of $100,000.00 that have been undischarged for a period of ten (10) or more consecutive days and the enforcement of which is not stayed by reason of a pending appeal or otherwise. Guarantors are not in default under any agreements which may materially and adversely affect Guarantors' ability to fulfill its obligations under this Guaranty.

(g)    All statements set forth in the Recitals are true and correct.

All of the foregoing representations and warranties shall be deemed remade on the date of the first disbursement of Loan proceeds, on the date of each advance of Loan proceeds, and upon any extension of the Loan pursuant to the Loan Agreement. Guarantors hereby agree to indemnify, defend and hold Lender free and harmless from and against all loss, cost, liability, damage, and expense, including attorney's fees and costs, which Lender may sustain by reason of the inaccuracy or breach of any of the foregoing representations and warranties as of the date the foregoing representations and warranties are made and are remade.

15.   Guarantors shall deliver or cause to be delivered to Lender all of the Guarantors' financial statements to be delivered in accordance with the terms of the Loan Agreement.

16.   This Guaranty shall be binding upon the heirs, executors, legal and personal representatives, successors and assigns of Guarantors. If more than one party executes this Guaranty, the liability of all such parties shall be joint and several.

17.   THIS GUARANTY, THE NOTE, AND ALL OTHER INSTRUMENTS EVIDENCING AND SECURING THE LOAN SECURED HEREBY WERE NEGOTIATED IN THE STATE OF ILLINOIS, AND DELIVERED BY GUARANTORS OR BORROWER, AS APPLICABLE, AND ACCEPTED BY LENDER IN THE STATE OF ILLINOIS, WHICH STATE THE PARTIES AGREE HAS A SUBSTANTIAL RELATIONSHIP TO THE PARTIES AND THE UNDERLYING TRANSACTIONS EMBODIED HEREBY. IN ALL RESPECTS, INCLUDING, WITHOUT LIMITATION, MATTERS OF CONSTRUCTION OF THE IMPROVEMENTS AND PERFORMANCE OF THIS GUARANTY AND THE OBLIGATIONS ARISING HEREUNDER, THIS GUARANTY SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE INTERNAL LAWS OF THE STATE OF ILLINOIS APPLICABLE TO CONTRACTS MADE AND TO BE PERFORMED IN SUCH STATE AND ANY APPLICABLE LAWS OF THE UNITED STATES OF AMERICA.

18.   Lender shall be entitled to honor any request for Loan proceeds made by Borrower and shall have no obligation to see to the proper disposition of such advances. Guarantors agree that its obligations hereunder shall not be released or affected by reason of any improper disposition by Borrower of such Loan proceeds.

19.   This Guaranty may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which when so executed shall be deemed to be an original and all of which taken together shall constitute one and the same instrument.

IN WITNESS WHEREOF, Guarantors have delivered this Guaranty in the State of Illinois as of the date first written above.

GUARANTORS:
HERSHA HOSPITALITY LIMITED PARTNERSHIP, a Virginia limited partnership

By:
Name:
Its:

MYSTIC HOTEL INVESTORS, LLC, a Delaware limited liability company

By:
Name:
Its: